UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2011
GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 833-7110
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On February 2, 2011, Global Cash Access Holdings, Inc. (the “Company”) filed a Form 8-K (the “Form 8-K”), disclosing its 2011 preliminary estimated outlook of diluted earnings per share, among other things. The Company hereby amends the Form 8-K and Exhibit 99.1 thereto to correct a clerical error in the body of the press release that erroneously stated that the Company’s 2011 preliminary estimated outlook of diluted earnings per share was between approximately $0.25 to $0.55. The Company’s 2011 preliminary estimated outlook of diluted earnings per share is between approximately $0.25 to $0.28 as was correctly reflected in financial table included in the press release. The Company is filing an amended press release as Exhibit 99.1 hereto.
This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Document

99.1	Press Release announcing certain estimated preliminary results of operations for the year ended December 31, 2010, as amended

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.
Date: February 8, 2011	By:	/s/ Mary Elizabeth Higgins
Mary Elizabeth Higgins, Chief Financial Officer

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